Citicorp Mortgage Securities, Inc.

                 REMIC Pass-Through Certificates, Series 1999-__



                             Underwriting Agreement

                                                                  ________, 1999


To:   ____________, as Underwriter
       [address]


Ladies and Gentlemen:

         Citicorp Mortgage Securities, Inc., a Delaware corporation ("CMSI"), proposes to sell to you, as underwriter (the "Underwriter"), REMIC Pass-Through Certificates (the "Offered CitiCertificates"), comprised of the classes of CitiCertificates set forth in Schedule I hereto evidencing ownership interests in a trust (the "Trust") consisting of the mortgage loans described in Schedule I (the "Mortgage Loans") originated or acquired by the affiliates of CMSI identified in Schedule I (the "Originators") and having, as of the close of business on the date specified in Schedule I as the cut-off date (the "Cut-Off Date"), the aggregate principal balance set forth in such Schedule I and related property. An election will be made to treat the Trust, or one or more segregated pools of assets within the Trust, as one or more real estate mortgage investment conduits (each a "REMIC") for purposes of federal income taxation. The Offered CitiCertificates will represent regular interests in a REMIC and the Residual Certificates will represent the residual interests in a REMIC. The Mortgage Loans are to be conveyed to CMSI pursuant to a mortgage loan purchase agreement, to be dated as of the Cut-Off Date (the "Mortgage Loan Purchase Agreement"), between CMSI, as buyer, and the Originators, as sellers. The Offered CitiCertificates are to be issued under a pooling and servicing agreement (the "Pooling Agreement"), dated as of the Cut-Off Date, between CMSI, as packager and servicer, and State Street Bank and Trust Company ("State Street"), in its individual capacity and as trustee (in such capacity, the "Trustee"). The Offered CitiCertificates will be issued in the denominations specified in
Schedule I.

         1. Representations and Warranties. CMSI represents and warrants to the Underwriter that:

         (a) A registration statement (File No. 333-43167) on Form S-3 has been filed with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Act"); such registration statement includes a prospectus which, as supplemented, shall be, and may include a preliminary prospectus supplement which, as completed, is proposed to be, used in connection with the sale of the Offered CitiCertificates. The registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement"; such prospectus (which shall be in the form in which it has most recently been filed, as the same is proposed to be added to or changed), as first supplemented by a prospectus supplement relating to the Offered CitiCertificates, filed, or transmitted for filing, with the Commission pursuant to Rule 424 under the Act and used in connection with the sale of the Offered CitiCertificates, is hereinafter referred to as the "Prospectus" and such prospectus supplement is hereinafter referred to as the "Prospectus Supplement". Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3


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which were filed under the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), on or before the date hereof; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated by reference therein after the date hereof;

         (b) The Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, and any revisions or amendments thereof or supplements thereto filed prior to the termination of the offering of the Offered CitiCertificates, as of their respective effective or issue dates, conformed or will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates, and the Registration Statement and the Prospectus as revised, amended or supplemented as of the Closing Date (as defined herein), will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents to be used as of the Closing Date; and no such document, as of such respective dates and, in the case of the Prospectus and any revisions or amendments thereof or supplements thereto filed prior to the Closing Date, as of the Closing Date, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that CMSI makes no representations, warranties or agreements as to (i) the information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to CMSI by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, consisting solely of such Underwriter's statements as are included in
Schedule I hereto or (ii) any information in any Computational Materials or ABS Term Sheets (each as defined in Section 7(b)) provided by the Underwriter;

         (c) Each of the offered Class A and Class M CitiCertificates will, when issued, be a "mortgage related security" as such term is defined in Section 3(a)(41) of the Exchange Act, and each of the Offered CitiCertificates, when validly authenticated, issued and delivered in accordance with the Pooling Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling Agreement;

         (d) As of the Closing Date, each of this Agreement and the Pooling Agreement will have been duly authorized, executed and delivered by CMSI and, assuming the valid execution of the Pooling Agreement by State Street, in its individual capacity and as Trustee, each such agreement will constitute a valid and binding agreement of CMSI enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles; and

         (e) CMSI has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, CMSI agrees to sell to the Underwriter, and the Underwriter agrees to purchase from CMSI, all of the Offered CitiCertificates at the purchase price set forth in Schedule I hereto.

         3. Delivery and Payment. Delivery of and payment for the Offered CitiCertificates shall be made at the office, on the date and at the time specified in Schedule I hereto, which place, date and time may be changed by agreement among the Underwriter and CMSI (such date and time of delivery of


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

and payment for the Offered CitiCertificates being hereinafter referred to as the "Closing Date"). Unless otherwise specified in Schedule I, delivery of one certificate representing each class of Offered CitiCertificates or, if there are Subclasses of Offered CitiCertificates, one certificate representing each Subclass of such class of Offered CitiCertificates shall be made to the account of the Underwriter against payment by the Underwriter of the purchase price therefor to or upon the order of CMSI in the manner provided in Schedule I hereto. Unless otherwise specified in Schedule I, the certificates to be so delivered shall be registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"), and the interests of beneficial owners of such Offered CitiCertificates will be represented by book entries on the records of DTC and participating members thereof. Unless otherwise specified in Schedule I, definitive certificates representing the Offered CitiCertificates will be available only under limited circumstances.

         CMSI agrees to have the Offered CitiCertificates available for inspection, checking and packaging by the Underwriter in New York, New York, one business day prior to the Closing Date.

         4. Agreements by Underwriter. (a) It is understood that the Underwriter proposes to offer the Offered CitiCertificates for sale as set forth in the Prospectus.

         (b) The Underwriter represents and warrants to and agrees with CMSI, as of the date hereof and as of the Closing Date, as applicable, that:

                  (i) if the Underwriter has provided any Collateral Term Sheets (as defined in the PSA No-Action Letter referred to in Section 7(b)) to potential investors in the Offered CitiCertificates prior to the date hereof and if the filing of such materials with the Commission is a condition of the relief granted in the PSA No-Action Letter, then in each such case the Underwriter has heretofore delivered two copies of such materials to CMSI, and the Underwriter will deliver to CMSI two copies of all Computational Materials or ABS Term Sheets delivered to such potential investors, except for any Computational Materials and ABS Term Sheets which are not required to be filed with the Commission in accordance with the Kidder No-Action Letter and the PSA No-Action Letter (collectively, the "No-Action Letters"), not later than noon on the fifth business day preceding the Closing Date;

                  (ii) the Computational Materials (either in original, aggregated or consolidated form) and ABS Term Sheets furnished to CMSI as contemplated in Section 4(b)(i) will constitute all such materials relating to the Offered CitiCertificates required to be filed with the Commission furnished by the Underwriter (whether in written, electronic or other format) to prospective investors in the Offered CitiCertificates prior to the Closing Date, and all Computational Materials and ABS Term Sheets provided or to be provided by the Underwriter to potential investors in the Offered CitiCertificates comply with the requirements of the No-Action Letters;

                  (iii) the Underwriter will not provide to any potential investor in the Offered CitiCertificates any Collateral Term Sheets on or after the date hereof;

                  (iv) on the dates any such Computational Materials and/or ABS Term Sheets with respect to the Offered CitiCertificates referred to in
         Section 4(b) (i) are filed pursuant to Section 5(f), such Computational Materials and/or ABS Term Sheets will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than any untrue statement or omission resulting directly from a Collateral Error);


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


                  (v) at the time any Computational Materials or ABS Term Sheets with respect to the Offered CitiCertificates are furnished to a prospective investor, the Underwriter possessed, and on the date of delivery of such materials to CMSI pursuant to or as contemplated by this Section 4 and on the Closing Date, the Underwriter will possess, the capability, knowledge, expertise, resources and systems of internal control necessary to ensure that such Computational Materials and/or ABS Term Sheets conform to the representations and warranties of the Underwriter contained in subparagraphs (ii) and (iv) above of this paragraph;

                  (vi) all Computational Materials and ABS Term Sheets with respect to the Offered CitiCertificates furnished by the Underwriter to potential investors after the date hereof will contain a legend, prominently displayed on the first page thereof, to the effect that Citicorp, CMSI and the Originators have not prepared, reviewed or participated in the preparation of such Computational Materials or ABS Term Sheets, are not responsible for the accuracy thereof and have not authorized the dissemination thereof;

                  (vii) all Collateral Term Sheets with respect to the Offered CitiCertificates furnished by the Underwriter to potential investors contained a legend, prominently displayed on the first page thereof, indicating that the information contained therein will be superseded by the description of the Mortgage Loans contained in the Prospectus Supplement and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets; and

                  (viii) on and after the date on which the Prospectus has been filed with the Commission as provided in Section 5(a), the Underwriter shall not deliver or authorize the delivery of any Computational Materials, ABS Term Sheets or other materials relating to the Offered CitiCertificates (whether in written, electronic or other format) to any potential investor unless such potential investor has received a Prospectus and Prospectus Supplement prior to or at the same time as the delivery of such Computational Materials, ABS Term Sheets or other materials.

         (c) the Underwriter acknowledges and agrees that CMSI and the Originators have not authorized and will not authorize the distribution of any Computational Materials or ABS Term Sheets with respect to the Offered CitiCertificates to any prospective investor and agrees that any such Computational Materials and/or ABS Term Sheets furnished to prospective investors shall include a disclaimer in the form set forth in paragraph (b)(vi) above. The Underwriter agrees that it will not represent to potential investors that any Computational Materials and/or ABS Term Sheets with respect to the Offered CitiCertificates were prepared or disseminated on behalf of Citicorp, CMSI or the Originators.

         5. Agreements by CMSI. CMSI agrees with the Underwriter that:

         (a) CMSI will cause the Prospectus to be filed, or transmitted for filing, with the Commission pursuant to Rule 424 under the Act and will promptly advise the Underwriter when the Prospectus has been so filed, or transmitted for filing, and, prior to the termination of the offering of the Offered CitiCertificates, will also promptly advise the Underwriter (i) when any amendment to the Registration Statement relating to the Offered CitiCertificates has become effective or any revision of or supplement to the Prospectus has been so filed or transmitted for filing (unless such amendment, revision or supplement does not relate to the Offered CitiCertificates), (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by CMSI of any notification with respect to the suspension of the qualification of the Offered CitiCertificates


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

for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. CMSI will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. Neither CMSI nor Citicorp will file or transmit for filing prior to the termination of such offering any amendment to the Registration Statement or any revision of or supplement to the Prospectus (other than any such amendment, revision or supplement which does not relate to the Offered CitiCertificates) unless a copy has been furnished to the Underwriter for its review prior to such filing or transmission for filing.

         (b) If, at any time when a prospectus relating to the Offered CitiCertificates is required to be delivered under the Act, (i) any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, CMSI and Citicorp promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, a revision, amendment or supplement which will correct such statement or omission or effect such compliance.

         (c) CMSI will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus relating to the Offered CitiCertificates is required under the Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested.

         (d) CMSI will pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Registration Statement, the Prospectus, this Agreement, the Pooling Agreement, the Mortgage Loan Purchase Agreement and the Offered CitiCertificates, (ii) all expenses of KPMG Peat Marwick LLP (other than their expenses relating to the preparation of the letter referred to in
Section 7(c) below which shall be paid by the Underwriter) and (iii) the cost of delivering the Offered CitiCertificates to the office of DTC (or other costs of delivery, if so specified in Schedule I); provided, however, that except as provided in this paragraph (d) and in Section 8 hereof, the Underwriter will pay
(i) all of its own expenses, including the fees of Cadwalader, Wickersham & Taft and any other counsel to the Underwriter, (ii) any transfer taxes on resale of any of the Offered CitiCertificates by it and (iii) advertising expenses connected with any offers that the Underwriter may make.

         (e) CMSI will use its best efforts to arrange for the qualification of the Offered CitiCertificates for sale under the laws of such jurisdictions as the Underwriter may designate, to maintain such qualifications in effect so long as required for the distribution of the Offered CitiCertificates and to arrange for the determination of the legality of the Offered CitiCertificates for purchase by institutional investors; provided, however, that neither CMSI nor Citicorp shall be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

         (f) CMSI will file with the Commission in a Current Report on Form 8-K all ABS Term Sheets and Computational Materials furnished by the Underwriter and identified by it as such, not later than the earlier of (i) the date the Prospectus has been made available to the Underwriter and (ii) the date of the filing of the Prospectus pursuant to Rule 424 (or such earlier date as required under the No-Action Letters). Notwithstanding the preceding sentence, CMSI shall have no obligation to file materials provided by the Underwriter pursuant to or as contemplated by Section 4 which, in the reasonable determination of CMSI and the Underwriter, are not required to be filed pursuant to the No-Action Letters, or which contain erroneous information or contain any untrue statement of a material fact or which, when read in conjunction with the Prospectus, omit to state a material fact or which, when read in


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

conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that CMSI shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials or ABS Term Sheets provided by the Underwriter to CMSI pursuant to or as contemplated by Section 4 hereof.

         6. Conditions to the Obligation of the Underwriter. The obligation of the Underwriter to purchase the Offered CitiCertificates shall be subject to the accuracy in all material respects of the representations and warranties on the part of CMSI contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of CMSI made in any officer's certificate pursuant to the provisions hereof, to the performance by CMSI of its obligations hereunder and to the following additional conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened.

         (b) CMSI shall have furnished to the Underwriter a certificate, dated the Closing Date, of such corporation, signed by the President or any Vice President of CMSI, to the effect that the signer of such certificate has examined the Registration Statement, the Prospectus and this Agreement and that:

                  (i) The representations and warranties of such corporation herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and CMSI has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                  (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted and are pending or, to such officer's knowledge, have been threatened as of the Closing Date.

         (c) CMSI shall have furnished to the Underwriter:

                  (i) an opinion, dated the Closing Date, of an Associate General Counsel of Citibank, N.A., to the effect that:

                           (A) CMSI is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus;

                           (B) Each Originator is a Delaware corporation or a national banking association, as the case may be, validly existing under applicable law, with full power and authority under such law to own its properties and conduct its business as described in the Prospectus;

                           (C) The Offered CitiCertificates have been duly authorized, executed, issued and delivered and, assuming authentication in the manner contemplated in the Pooling Agreement, are validly issued and outstanding and entitled to the benefits provided by the Pooling Agreement;

                           (D) Assuming that the Class A and Class M
         CitiCertificates are rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical


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

          rating organization, each such CitiCertificate at such time will be a "mortgage related security" as such term is defined in Section 3(a)
          (41) of the Exchange Act;

                           (E) The Pooling Agreement has been duly authorized, executed and delivered by CMSI and, assuming valid execution thereof by State Street, in its individual capacity and as Trustee, constitutes a valid and legally binding agreement of CMSI enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles;

                           (F) The Pooling Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund (as defined in the Pooling Agreement) is not required to be registered under the Investment Company Act of 1940, as amended;

                           (G) The Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by CMSI and each Originator and constitutes the valid and legally binding obligation of CMSI and each such Originator, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles;

                           (H) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, (x) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or have been threatened under the Act, (y) the Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, and each revision or amendment thereof or supplement thereto relating to the Offered CitiCertificates, as of its effective or issue date, appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates and (z) the Prospectus, as revised, amended or supplemented as of the Closing Date, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as to be used as of the Closing Date; in the course of such counsel's review of the Registration Statement and the Prospectus and discussion of the same with certain officers of CMSI, Citicorp and the Originators and their auditors, no facts came to the attention of such counsel that caused such counsel to believe that the Registration Statement or the Prospectus, as of the date of the Prospectus Supplement, or any revision or amendment thereof or supplement thereto, as of its effective or issue date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Prospectus, or any revision or amendment thereof or supplement thereto filed prior to the date of such opinion, as of the date of such opinion, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and the Prospectus, as of the date of such opinion, of the Offered CitiCertificates and the Pooling Agreement and such description, as of the date of the Prospectus Supplement, of the aspects of certain statutes as set forth in the Prospectus under the heading "ERISA Considerations" were, to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, accurate in all material respects; and such counsel does not know of any contracts or documents relating to CMSI of a character required to be described in or to be filed as exhibits to the Registration Statement, as of the date of the Prospectus Supplement, which were not described or filed as required; it being understood that such counsel need express no opinion as to


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

         the financial statements or other financial data and statistical data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus;

                           (I) This Agreement has been duly authorized, executed and delivered by each of CMSI and Citicorp; and

                           (J) Such other opinions with regard to secured transactions, bankruptcy, insolvency and related matters which the Underwriter may reasonably request.

         Such opinion may express its reliance (a) as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling Agreement, (b) as to legal matters relating to the Employee Retirement Income Security Act of 1974, as amended, on an opinion, dated the Closing Date, of counsel acceptable to the Underwriter, and (c) as to legal matters relating to secured transactions, bankruptcy, insolvency and related matters, on an opinion, dated the Closing Date, of Cadwalader, Wickersham & Taft, special bankruptcy counsel to CMSI. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than CMSI, Citicorp and the Originators. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

                 (ii) An opinion, dated the Closing Date, of a Tax Counsel for Asset Securitization of Citibank, N.A., to the effect that:

                          (A) The description in the Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, to the extent it constitutes statements of matters of law or legal conclusions with respect thereto, of the aspects of certain statutes as set forth in the Prospectus and Prospectus Supplement under the heading "Certain Federal Income Tax Consequences" is accurate in all material respects; and

                          (B) The Trust described in the Prospectus Supplement and the Pooling Agreement will qualify as one or more REMICs within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), the CitiCertificates described in the Prospectus Supplement and the Pooling Agreement will be treated as "regular interests" in a REMIC for purposes of Code Section 860G(a)(1) and the Residual Certificates described in the Pooling Agreement will be treated as "residual interests" in a REMIC for purposes of Code Section 860G(a)(2), assuming: (i) an election is made to treat the Trust, or one or more segregated pools of assets within the Trust, as one or more REMICs, (ii) compliance with the Pooling Agreement and (iii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder.

         (d) The Underwriter shall have received from Cadwalader, Wickersham & Taft, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Offered CitiCertificates, the Registration Statement and the Prospectus, and such other related matters as the Underwriter may reasonably request.

         (e) KPMG Peat Marwick LLP shall have furnished to the Underwriter a letter, dated the Closing Date, in form and substance satisfactory to the Underwriter, stating in effect that they have performed certain specified procedures as a result of which they have determined that:

                  the information of an accounting, financial or statistical nature with respect to the serviced portfolio of Citicorp Mortgage, Inc. ("CMI") and the securitized portfolio of the


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

         originators named in the Prospectus (and certain other affiliates of CMI) of one- to four-family mortgage loans (which is limited to accounting, financial or statistical information derived from the general accounting records of the Originators) set forth in the Prospectus under the caption "Delinquency, Foreclosure and Loss Experience" agrees with the accounting records of the Originators, excluding any questions of legal interpretation.

         (f) KPMG Peat Marwick LLP shall have furnished to the Underwriter a letter, dated the Closing Date, in form and substance satisfactory to the Underwriter, stating in effect that:

                  (i) They have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Originators and which is obtained from an analysis of a sample of the Mortgage Loans) set forth in the Prospectus Supplement under the caption "Description of the Pool and the Mortgaged Properties" and in the detailed description relating to such Prospectus Supplement and the Mortgage Loans agrees with the accounting records of the Originators, excluding any questions of legal interpretation; and

                  (ii) They have compared the data contained in a data sheet or computer tape prepared by CMI for the Mortgage Loans to information contained in the Mortgage Loan files furnished by the Originators and in such other sources as shall be specified by them, based on an appropriate sampling thereof, and found such data and information to be in agreement, unless otherwise noted in such letter.

         (g) If there is more than one Class or Subclass of Offered CitiCertificates, KPMG Peat Marwick LLP shall have furnished to the Underwriter a letter, dated the date of the Prospectus Supplement, and a letter, dated the Closing Date, and each in form and substance satisfactory to the Underwriter, stating in effect that:

                  (i) using the assumptions and methodology used by CMSI (which include and do not conflict with any assumptions and methodology set forth in the Prospectus Supplement), all of which shall be described by reference in such letter, they have recalculated the percentages and weighted average lives set forth in the Prospectus Supplement in the table relating to the Percent of Initial Principal Amount Outstanding For Each Subclass or Class of Offered CitiCertificates at certain Percentages of the Prepayment Model to be set forth in the Prospectus Supplement, compared the results of their calculations to the corresponding items in the respective table and found each such percentage and weighted average life set forth in each such table to be in agreement with the respective results of such calculations;

                  (ii) using the methodology and assumptions prescribed in the Prospectus Supplement, they have recalculated, for each Distribution Date (as defined in the Prospectus Supplement), the aggregate of the amount of cash to be on deposit in the Certificate Account on the Determination Date immediately preceding such Distribution Date and found that such aggregate amount equals or exceeds the aggregate amount of interest and distributions in reduction of Principal Amount that is distributable on the Offered CitiCertificates on the following Distribution Date, as recalculated by them;

                  (iii) using the methodology and assumptions prescribed in the Pooling Agreement and the Prospectus Supplement, they have recomputed the Last Scheduled Distribution Dates for each Subclass or Class of Offered CitiCertificates and found such dates to be in agreement with those set forth in the Prospectus Supplement;

                  (iv) if one or more Classes or Subclasses of Offered CitiCertificates will be entitled to receive distributions in respect of interest at other than a fixed rate or distributions in reduction of Principal Amount according to a schedule of planned or targeted amounts, or have other characteristics which give rise to the use of tables in the Prospectus Supplement reflecting yield or cash flow, such letters shall also set forth such other statements as are customarily set forth by KPMG Peat Marwick LLP in such letters with respect to such Classes or Subclasses; and

                  (v) using the assumptions and methodology used by CMSI set forth in the Prospectus Supplement, all of which shall be described by reference in such letter, they have recalculated the percentages set forth in the Prospectus Supplement in the table entitled "Pre-Tax Yield of the Offered Class B CitiCertificates..." compared the results of their calculations to the corresponding items in such table and found each such percentage set forth in such table to be in agreement with the results of such calculations.

         (h) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of CMSI which the Underwriter concludes, after consultation with CMSI, in the judgment of the Underwriter, materially impairs the investment quality of the Offered CitiCertificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Offered CitiCertificates as contemplated by the Prospectus.

         (i) The Offered CitiCertificates shall have been rated at least the rating or ratings specified in Schedule I by the rating agency specified in
Schedule I and such ratings shall not have been rescinded or placed under review.

         (j) CMSI shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably have requested not less than three full business days prior to the Closing Date.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to CMSI in writing, or by telephone or telegraph confirmed in writing.

         7. Conditions to the Obligation of CMSI. The obligation of CMSI to issue and sell the Offered CitiCertificates shall be subject to the satisfaction of the conditions that on the Closing Date,

         (a) the Unoffered CitiCertificates (as defined in the Prospectus Supplement) shall have been issued and sold under the Purchase Agreement dated the date of this Agreement among CMSI, Citicorp and the purchaser thereof.

         (b) the Underwriter shall have delivered to CMSI a certificate stating that attached thereto are all of the information, tables, charts and other items prepared by the Underwriter that constitute "Computational Materials" (as defined in the letter dated May 4, 1994, from Brown & Wood to Linda C. Quinn, Director of the Division of Corporation Finance of the Commission (together with the Commission's response thereto dated May 20, 1994, the "Kidder No-Action Letter")) or "ABS Term Sheets" (as defined in the letter dated February 13, 1995 from Cleary, Gottlieb, Steen & Hamilton to Abigail Arms, Associate Director (Legal) of the Division of Corporation Finance of the Commission (together with the Commission's response thereto dated February 17, 1995, the "PSA No-Action Letter")) which are required to be filed with the Commission pursuant to the terms of the Kidder No-Action Letter or the PSA No-Action Letter and stating that the Underwriter has otherwise complied with the terms of the Kidder No-Action Letter and the PSA No-Action Letter.

         (c) KPMG Peat Marwick LLP shall have furnished to the Issuer and the Underwriter a letter or letters, each in form and substance satisfactory to the Issuer, relating to the ABS Term Sheets and Computational Materials of the Underwriter filed in accordance with Section 5(f) and dated the date of the related Current Report on Form 8-K and stating in effect that:

                   (i) using the assumptions and methodology used by the Underwriter, all of which shall be described by reference in the letter, they have recalculated the numerical data and dates set forth in the ABS Term Sheets and Computational Materials (or portions thereof) attached to such letter, compared the results of their calculations to the corresponding items in such ABS Term Sheets and Computational Materials (or portions thereof) and found such items to be in agreement with the respective results of such calculations;

                   (ii) if such ABS Term Sheets and Computational Materials include data reflecting the distribution of interest at other than a fixed rate or the distribution in reduction of Principal Amount according to a schedule of planned or targeted amounts, or reflecting other characteristics which give rise to the use of tables in such ABS Term Sheets and Computational Materials, such letter shall also set forth such other statements as are customarily set forth by KPMG Peat Marwick LLP in such letter with respect to such data; and

                   (iii) they have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in such Computational Materials and ABS Term Sheets agrees with the data sheet or computer tape prepared by CMSI, unless otherwise indicated in such letter.

         8. Indemnification and Contribution. (a) CMSI agrees to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which it or any of them may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact (except any fact relating to Citicorp or any affiliates of Citicorp other than CMSI) contained in the Registration Statement or in the Prospectus, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact (except any fact relating to Citicorp or any affiliates of Citicorp other than CMSI) required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and agrees to reimburse as incurred each such indemnified party for any legal or other expenses reasonably incurred by them or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that CMSI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to CMSI by or on behalf of the Underwriter specifically for use in connection with the preparation thereof, consisting solely of such Underwriter's statements as are included in Schedule I hereto, or (ii) any such untrue statement made in ABS Term Sheets or Computational Materials incorporated therein as a result of any filing pursuant to Section 5(f) (except to the extent any such untrue statement or alleged untrue statement results directly from inaccurate information or a failure to furnish information specifically requested by the Underwriter (each, a "Collateral Error") provided to the Underwriter by or on behalf of CMSI or Citicorp relating to the Mortgage Loans) or (iii) any omission or alleged omission to state in Computational Materials or ABS Term Sheets of the Underwriter incorporated by reference into the Registration Statement or Prospectus as a result of any filing pursuant to
Section 5(f) a material fact that, when read in conjunction with the Prospectus, is required to be stated therein or necessary to make the statements therein not misleading (except to the extent any such omission or alleged omission results directly from a Collateral Error), or (iv) any inaccuracy or untruth of the statements or representations set forth in Section 7(b); and provided further that such indemnity with respect to any Collateral Error shall not inure to be benefit of the Underwriter (or any person controlling the Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials or ABS

Term Sheets that were prepared on the basis of such Collateral Error, if, prior to the time of confirmation of the sale of Offered CitiCertificates to such person, CMSI notified the Underwriter in writing of the Collateral Error or provided in written or electronic form information superseding or correcting such Collateral Error (in any such case, a "Corrected Collateral Error"), and the Underwriter failed to notify such person thereof or to deliver such person corrected Computational Materials and/or ABS Term Sheets, as applicable. This indemnity agreement will be in addition to any liability which CMSI may otherwise have.

         (b) Citicorp agrees to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact relating to Citicorp or any affiliates of Citicorp (other than CMSI) contained in the Registration Statement or in the Prospectus, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact relating to Citicorp, or any affiliates of Citicorp (other than CMSI) required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and agrees to reimburse as incurred each such indemnified party for any legal or other expenses reasonably incurred by them or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Citicorp will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Citicorp by or on behalf of the Underwriter specifically for use in connection with the preparation thereof, consisting solely of such Underwriter's statements as are included in Schedule I hereto, or (ii) any such untrue statement made in ABS Term Sheets or Computational Materials incorporated therein as a result of any filing pursuant to Section 5(f) (except to the extent any such untrue statement or alleged untrue statement results directly from a Collateral Error) or (iii) any omission or alleged omission to state in Computational Materials or ABSTerm Sheets of the Underwriter incorporated by reference into the Registration
Statement or Prospectus as a result of any filing pursuant to Section 5(f) a material fact that, when read in conjunction with the Prospectus, is required to be stated therein or necessary to make the statements therein not misleading (except to the extent any such omission or alleged omission results directly from a Collateral Error), or (iv) any inaccuracy or untruth of the statements or representations set forth in Section 7(b); and provided further that such indemnity with respect to any Collateral Error shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) in the case of a Corrected Collateral Error, if the Underwriter failed to notify such person thereof or to deliver to such person corrected Computational Materials and/or ABS Term Sheets, as applicable. This indemnity agreement will be in addition to any liability which Citicorp may otherwise have.

         (c) The Underwriter agrees to indemnify and hold harmless CMSI and Citicorp, each of their respective directors, each of their respective officers who signed the Registration Statement or any amendment thereof, and each person who controls CMSI or Citicorp within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnities from CMSI and Citicorp to the

Underwriter, but only with reference to (i) written information furnished to CMSI or Citicorp by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, consisting solely of such Underwriter's statements as are included in Schedule I hereto, (ii) any untrue statement made in ABS Term Sheets or Computational Materials incorporated by reference into the Registration Statement or Prospectus as a result of any filing pursuant to
Section 5(f) (except to the extent any such untrue statement or alleged untrue statement results directly from a Collateral Error that is not subsequently a Corrected Collateral Error) and (iii) any inaccuracy or untruth of the statements or representations set forth in Section 7(b). This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. Each of CMSI and Citicorp acknowledges that the statements set forth in Schedule I under the heading "Underwriter's Statements to be Included in the Prospectus Supplement" constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus or any revision or amendment thereof or supplement thereto, and the Underwriter confirms that such statements are correct.

         (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the indemnified party or parties, representing the indemnified party or parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

         (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, CMSI or Citicorp, as the case may be, and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) to which CMSI or Citicorp, as the case may be, and the Underwriter may be subject in such proportion so that the Underwriter is responsible for 0.5% thereof and CMSI or Citicorp, as the case may be, is responsible for the balance; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and provided further that, to the extent such circumstances relate to any untrue statement made in ABS Term Sheets or Computational Materials incorporated by reference into the Registration Statement or Prospectus as a result of any filing pursuant to Section 5(f) (except to the extent any such untrue statement resulted directly from a Collateral Error that was not subsequently a Corrected Collateral Error) or any inaccuracy or untruth of the statements or representations set forth in Section 7(b), then such contribution shall be determined based on the relative fault of CMSI or Citicorp, as the case may be, on the one hand, and the Underwriter on the other in connection with the statements made in such ABS Term Sheets or Computational Materials or the inaccuracy or untruth of such statements or representations which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, or such inaccurate or untrue statement or representation, relates to information supplied by CMSI, Citicorp or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement, omission or representation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Underwriter, and each person who controls CMSI or Citicorp, as the case may be, within the meaning of either the Act or the Exchange Act, each officer of CMSI or Citicorp, as the case may be, who shall have signed the Registration Statement or any amendment thereof and each director of CMSI or Citicorp, as the case may be, shall have the same rights to contribution as CMSI or Citicorp, as the case may be. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph
(e).

         9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to CMSI and Citicorp prior to delivery of and payment for the Offered CitiCertificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter after consultation with CMSI, impracticable to market the Offered CitiCertificates.

         10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of CMSI and Citicorp and its respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, CMSI or Citicorp or any of the officers, directors or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Offered CitiCertificates. The provisions of Section 8 hereof shall survive the termination or cancellation of this Agreement.

         11. Obligation of Citicorp. Citicorp agrees, in consideration of and as an inducement to the Underwriter's purchase of the Offered CitiCertificates from CMSI, to indemnify and hold harmless the Underwriter, and each person who controls the Underwriter against any failure by CMSI to perform any of its obligations under this Agreement, including, without limitation, any obligation of CMSI to the Underwriter pursuant to Sections 5 and 8 hereof, after receipt from the Underwriter of written notice of any such failure.

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in

Section 8 hereof and their respective successors and assigns, and no other person will have any right or obligation hereunder.

         13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         14. Miscellaneous. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

         15. Notices. All communications hereunder will be in writing and effective only upon receipt and, if sent to the Underwriter, will be delivered to the Underwriter at the address specified in Schedule I, or if sent to CMSI, will be delivered to Citicorp Mortgage Securities, Inc., 909 Third Avenue, 30th Floor, New York, New York 10043, Attn: A. La Barbera, President; or if sent to Citicorp, will be delivered to Citicorp, Citicorp Center, 153 East 53rd Street, 6th Floor, New York, New York 10043, Attn: Gregory C. Ehlke, Vice President.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among CMSI, Citicorp and the Underwriter.


                                        Very truly yours,

                                        CITICORP MORTGAGE SECURITIES, INC.



                                        By:_______________________________
                                              Senior Vice President



                                        CITICORP



                                        By:_______________________________
                                                   Vice President


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.



[Underwriter]


By:________________________________
Name:
       Authorized Signatory

                                       I-3
                                   SCHEDULE I

                   Underwriting Agreement dated ________, 1999
                 REMIC Pass-Through Certificates, Series 1999-__


Offered CitiCertificates:          Senior Class A CitiCertificates, Senior
                                   Subordinated Class M CitiCertificates, and
                                   Subordinated Class B-1 CitiCertificates and
                                   Class B-2 CitiCertificates (the "Offered
                                   Class B CitiCertificates")(each in such
                                   proportion of the Mortgage Loans as specified in Attachment A hereto and within the respective tolerances as are set forth therein).

                                   The Senior Class A CitiCertificates may
                                   include one or more Subclasses of Class A
                                   CitiCertificates with the prior consent of an authorized officer of CMSI, which consent shall not unreasonably be withheld.

                                   Subclasses of Senior Class A CitiCertificates which are not eligible to be held by DTC, the Senior Subordinated Class M CitiCertificates and the Offered Class B CitiCertificates shall be issued in definitive, fully registered form rather than in book-entry form held by DTC. The certificates representing such Subclasses of Senior Class A CitiCertificates, the Senior Subordinated Class M CitiCertificates and the Offered Class B CitiCertificates shall be registered in such names and in such denominations as the Underwriter shall request in writing not less than two business days prior to the Closing Date or, if the Underwriter shall fail to give such notice, one certificate representing each of such Subclasses of Senior Class A CitiCertificates, the Senior Subordinated Class M CitiCertificates and the Offered Class B CitiCertificates shall be registered in the name of the Underwriter.

Purchase Price:                    __________% of the Initial Principal Amount
                                   of the Senior Class A CitiCertificates other than the Subclass of Senior Class A
                                   CitiCertificates which is a ratio-stripped principal-only Subclass (the "Class A-PO
                                   CitiCertificates"), ________% of the Initial
                                   Principal Amount of the Class A-PO
                                   CitiCertificates,  ________% of the Initial
                                   Principal Amount of the Class M
                                   CitiCertificates,  ________% of the Initial
                                   Principal Amount of the Class B-1
                                   CitiCertificates and ________% of the Initial
                                   Principal Amount of the Class B-2
                                   CitiCertificates plus, in each case (other than in the case of principal only Subclasses of CitiCertificates), accrued interest from
                                   (and including) the Cut-Off Date to (but excluding) the Closing Date at the rate of ____% per annum, plus $_____ (if the Offered
                                   CitiCertificates are sold to investors in subclasses).

Originator and Address:            Citicorp Mortgage, Inc.(1)
                                   12855 North Outer Forty Drive
                                   St. Louis, Missouri 63141

Underwriter and Address            [Name}
for Notices:                       [address]



Description of Mortgage Loans:     15- to 30-year fixed-rate conventional one-
                                   to four-family mortgage loans having an
                                   aggregate principal balance as of the Cut-Off
                                   Date of approximately $___,000,000 (subject to an upward or downward variance of up to 5%). The weighted average Note Rate of the Mortgage Loans as of the Cut-Off Date is expected to be at least _____% but no more than_____%. The weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-Off Date is expected to be at least ___ months but no more than 360 months.
                                   The Mortgage Loans, subject to certain
                                   changes by CMSI (which changes shall not be material), are further described in
                                   Attachment A hereto.

Cut-Off Date:                      ________ 1, 1999.

Ratings of
Offered CitiCertificates:          The Senior Class A CitiCertificates (other
                                   than the principal only Subclasses of CitiCertificates) shall be rated "AAA" by Standard & Poor's Ratings Group ("S&P") and
                                   "AAA" by Fitch IBCA, Inc. ("Fitch"). The principal only Subclasses of CitiCertificates shall be rated "AAAr" by S&P and "AAA" by Fitch. The Class M CitiCertificates shall be rated at least "AA" by Fitch, the Class B-1
                                   CitiCertificates shall be rated at least "A" by Fitch, and the Class B-2 CitiCertificates shall be rated at least "BBB" by Fitch.

Denominations:                     The denominations of the Offered
                                   CitiCertificates will be an Initial Principal
                                   Amount of $1,000 and any whole dollar amount in excess thereof (except that one
                                   CitiCertificate of each such other Senior
                                   Class A Subclass and one Class M, Class B-1 and Class B-2 CitiCertificate may be in a different denomination).


-----------------------------
(1) Mortgage Loans of this Originator include Mortgage Loans originated or acquired by Citibank, Federal Savings Bank and originated by Citibank, N.A.

Underwriter's Statements to
be Included in the Prospectus
Supplement:                        The purchase  price for the Offered
                                   CitiCertificates will be set by the
                                   Underwriter or negotiated between the
                                   purchaser and the Underwriter at the time of sale, which will occur from time to time.

                                   The Offered CitiCertificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part.

                                   Although the Underwriter had indicated to the Issuer that it intends to establish a secondary market for the Offered CitiCertificates, the Underwriter is under no obligation to do so or to continue doing so for any period of time.

                                   IN CONNECTION WITH THIS OFFERING THE
                                   UNDERWRITER MAY OVER-ALLOT OR EFFECT
                                   TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE
                                   MARKET PRICE OF THE OFFERED CITICERTIFICATES
                                   AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE
                                   PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                   Subject to the terms and conditions of the Underwriting Agreement among Citicorp, the Issuer and the Underwriter (the "Underwriting Agreement"), the Offered CitiCertificates are being purchased from the Issuer by the Underwriter upon issuance. The Underwriter is committed to purchase all of the Offered CitiCertificates offered hereby if any CitiCertificates are purchased. Distribution of the Offered CitiCertificates is being made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of such CitiCertificates, the Underwriter may be deemed to have received compensation from the Issuer in the form of underwriting discounts.

Delivery and Payment:              Same day funds by federal funds wire.

Closing Date and Location:         10:00 a.m. (New York City  time)
                                   on ______  __, 1999 at the offices of:

                                   Citicorp
                                   425 Park Avenue, 2nd Floor
                                   New York, New York 10043


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